Exhibit 3.6

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION OF

ENVIROSAFE CORPORATION

ENVIROSAFE CORPORATION, a corporation organized and existing under the laws of the State of Delaware , DOES HEREBY CERTIFY:

    FIRST: That, pursuant to a unanimous written consent of the Board of Directors of ENVIROSAFE CORPORATION, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

    SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the stockholders of said corporation by written consent in lieu of a meeting of stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by statute were voted in favor of the following amendment:

    RESOLVED, that the Certificate of Incorporation be amended by changing the first paragraph of Article Fourth of the Certificate of Incorporation, so that as amended, said Article shall be read as follows:

    “FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is FIVE HUNDRED TEN MILLION (510,000,000) SHARES, of which Five Hundred Million (500,000,000) shall be designated common stock and have a par value $.0001 per share and Ten Million (10,000,000) shall be designated as preferred stock and have a par value of $.0001 per share”

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, ENVIROSAFE CORPORATION has caused this certificate to be signed by BRYAN KUSKIE, its President and Chief Executive Officer, this 3rd day of May, 2006.

ENVIROSAFE CORPORATION

By: /s/ Bryan Kuskie
                                                                        Bryan Kuskie, President

Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “ENVIROSAFE CORPORATION” IS DULY INCOPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENSE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-FIRST DAY OF JULY, A.D. 2006.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

     AUTHENTICATION: 4919683

     DATE: 07-21-06

Delaware
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ENVIROSAFE CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SIXTEENTH DAY OF APRIL, A.D. 1996, AT 9 O’CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE TWENTY-FIFTH DAY OF AUGUST, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY DECEMBER, A.D. 1998, AT 11 O’CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 2005 AT 4:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 2005 AT 4:15 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ENVIROSAFE CORPORATION”.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

                                                AUTHENTICATION: 4703017
                                                DATE: 04-27-06